                                                                      Exhibit 99
                            Joint Filer Information

Designated Filer:           Robert G. Burton, Sr.

Issuer & Ticker Symbol:     Cenveo, Inc. (CVO)

Date of Event
Requiring Statement:        4/7/05

Name:        Burton Capital Management, LLC

Address:     100 Northfield Street
             Greenwich, CT 06830

Signature:   /s/                            Chairman, CEO and Managing Member
             ------------------------------

Name:        Michael G. Burton

Address:     100 Northfield Street
             Greenwich, CT 06830

Signature:   /s/ Michael G. Burton
             ------------------------------

Name:        Joseph P. Burton

Address:     100 Northfield Street
             Greenwich, CT 06830

Signature:   /s/ Joseph P. Burton
             ------------------------------